Exhibit 99.2

Eagle Bulk Shipping Announces Acquisition of High-Specification

Ultramax Vessel

STAMFORD, Conn. November 7, 2016 -- Eagle Bulk Shipping Inc. (Nasdaq: EGLE) (the "Company" or “Eagle Bulk”) today announced that it has acquired a 2016 built 61,000 deadweight NACKS-61 Ultramax dry bulk vessel constructed at Nantong COSCO Kawasaki Heavy Industries Engineering Co., Ltd. (“NACKS”). The vessel is scheduled to be delivered to the Company in November and will be renamed the M/V Stamford Eagle.

This is the first vessel acquisition for Eagle Bulk in more than 6 years and reflects management’s renewed commitment to invest in a high-quality fleet renewal and growth strategy within the Supramax/Ultramax segment.

About Eagle Bulk Shipping

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in Stamford, Connecticut. The Company owns one of the largest fleets of Supramax dry bulk vessels in the world, which are constructed with on-board cranes and range in size from approximately 50,000 to 65,000 dwt. The Company transports a broad range of major and minor bulk cargoes, including but not limited to coal, grain, ore, pet coke, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect management's current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company's forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Media and Investor Contact

Jonathan Morgan or Alex Hinson

Perry Street Communications

214-965-9955

eagle@perryst.com